Exhibit (a)(3)

FORM OF

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

FS ENERGY AND POWER FUND

ARTICLE I

NAME

The name of the statutory trust is FS Energy and Power Fund (the “Fund”).

ARTICLE II

PURPOSE

The purpose for which the Fund is formed is to engage in any lawful act or activity for which trusts may be organized under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”) of the State of Delaware as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”).

ARTICLE III

TRUSTEE IN STATE

The trustee, pursuant to Section 3807 of the Statutory Trust Act, of the Fund in the State of Delaware shall be Wilmington Trust Company, a Delaware banking corporation (including any successor trustee appointed in accordance with Section 3.3 of this Declaration of Trust, the “Delaware Trustee”).  The street address of the principal office of Wilmington Trust Company is, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.  Any reference to “trustee” or “board of trustees” in this Amended and Restated Declaration of Trust (the “Declaration of Trust”) and the bylaws of the Fund (the “Bylaws”) shall not be deemed to include or refer to the Delaware Trustee.

Section 3.1  Purpose of Appointment.  The Delaware Trustee is appointed to serve as the trustee of the Fund in the State of Delaware for the sole purpose of satisfying the requirements of Section 3807(a) of the Statutory Trust Act that the Fund have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties, obligations or liabilities of any other Person, including, without limitation, the board of trustees and FS Investment Advisor, LLC (the “Adviser”).  The Delaware Trustee shall satisfy the requirements of Section 3807(a) of the Statutory Trust Act.

Section 3.2  Duties. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Fund in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act.  Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee, shall not be a member of the board of trustees and shall have no management responsibilities or owe any fiduciary duties to the Fund or the shareholders.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Fund or the shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration of Trust.  The Delaware Trustee shall have no liability for the acts or omissions of any other Person, including, without limitation, the board of trustees and the Adviser.

Section 3.3  Removal.  The Delaware Trustee may be removed by the board of trustees upon 30 days’ prior written notice to the Delaware Trustee.  The Delaware Trustee may resign upon 30 days’ prior written notice to the board of trustees.  No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the board of trustees or a court of competent jurisdiction.  If no successor Delaware Trustee has been appointed within such 30 day period, the Delaware Trustee may, at the expense of the Fund, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

Section 3.4  Merger.  Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration of Trust without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 3.5  Liability.

(a)  The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration of Trust and with respect to the Fund and the shareholders as the board of trustees.  No amendment or waiver of any provision of this Declaration of Trust which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(b)  The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other Person, including, without limitation, the board of trustees or the Adviser or the Fund under this Declaration of Trust or any related document.  The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence.  In particular, but not by way of limitation:

(1)      the Delaware Trustee shall not be personally liable for any error of judgment made in good faith;

(2)      no provision of this Declaration of Trust shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(3)      under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Fund;

(4)      the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration of Trust or for the due execution hereof by any other party hereto;

(5)      the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by the board of trustees or an officer of the Fund as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(6)      in the exercise or administration of the Fund hereunder, the Delaware Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(7)      in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the

Delaware Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Fund for payment or satisfaction thereof; and

(8)      the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration of Trust provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration of Trust.

Section 3.6  Successors.  In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust of the Fund to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the Statutory Trust Act, indicating the change of the Delaware Trustee’s identity.

Section 3.7  Compensation and Reimbursement of Expenses.  The Fund hereby agrees to (i) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (ii) reimburse the Delaware Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Delaware Trustee and any of the officers, directors, employees and agents of the Delaware Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of any duties contemplated by this Declaration of Trust, the creation, operation or termination of the Fund or the transactions contemplated hereby; provided, however, that the Fund shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.  To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Fund prior to the final disposition of any matter upon receipt by the Fund of an undertaking by, or on behalf of,  such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Declaration of Trust.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING  AND REGULATING CERTAIN POWERS OF THE

FUND AND OF THE SHAREHOLDERS AND TRUSTEES

To the fullest extent permitted by law, it is the intent of the parties hereto that the provisions of the Delaware General Corporation Law (the “DGCL”), including Section 203 of the DGCL (without regard as to whether the Fund satisfies the requirements of Section 203(b)(4) of the DGCL), govern the affairs of the Fund in all respects, including as to the rights, duties and obligations of the shareholders and trustees of the Fund, to the same extent as if the Fund were a private corporation for profit organized under the DGCL; provided, however, the provisions of the DGCL shall not govern the affairs of the Fund to the extent that (i) the express terms of this Declaration of Trust or the Bylaws conflict with or are inconsistent with the DGCL, in which case the express terms of this Declaration of Trust or the Bylaws shall control and (ii) any provisions of the Statutory Trust Act or general trust law that are mandatory.  In furtherance of the foregoing, to the fullest extent permitted by law, the shareholders and the trustees of the Fund shall be deemed to have waived any non-mandatory rights of beneficial owners (within the meaning of the Statutory Trust Act) or trustees under the Statutory Trust Act or general trust law.  This Declaration of Trust and the Bylaws shall together constitute the governing instrument of the Trust.  To the extent any provision of the Bylaws conflicts with this Declaration of Trust, this Declaration of Trust shall control.

Section 4.1 Number, Term and Election of Trustees.  The business and affairs of the Fund shall be managed by or under the direction of the Fund’s board of trustees (which shall not include the Delaware Trustee).  The board of trustees shall have full, exclusive and absolute power, control and authority over the Fund’s assets and over the business of the Fund to the same extent as a board of directors of a Delaware corporation.  The board of trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Fund.  This Declaration of Trust and the Bylaws shall be construed with a presumption in favor of the grant of power and authority to the board of trustees.  Except as otherwise specifically provided in this Declaration of Trust and the Bylaws, each trustee and officer of the Fund shall have duties, including fiduciary duties (and liability therefore), identical to those of directors and officers of a private corporation for profit organized under the DGCL and shall not have any other duties, including any fiduciary duties, except for fiduciary duties identical to those of directors and officers of a private corporation for profit organized under the DGCL. The number of trustees that shall comprise the Fund’s board of trustees is seven, which number may be increased or decreased from time to time by the board of trustees pursuant to the Bylaws.  Each trustee shall hold office for one year, until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms.

A majority of the board of trustees shall be independent trustees, except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of such independent trustee’s successor. A trustee is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. The names of the initial trustees are Michael C. Forman, David J. Adelman, Michael Heller, Gregory P. Chandler, Thomas J. Gravina, [Independent Trustee] and [Independent Trustee].

Subject to applicable requirements of the 1940 Act and except as may be provided by the board of trustees in setting the terms of any class or series of Preferred Shares (as hereinafter defined), any and all vacancies on the board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 4.2 Extraordinary Actions. Except as provided in Section 6.2 and Section 11.1, notwithstanding any provision of law requiring an action to be approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the board of trustees, and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Authorization by Board of Trustees of Share Issuance. The board of trustees may authorize the issuance from time to time of shares of beneficial interest of the Fund (referred to herein as “shares”) of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration as the board of trustees may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws.

Section 4.4 Preemptive Rights. Except as may be provided by the board of trustees in setting the terms of classified or reclassified shares pursuant to Section 5.3 or 5.4 or as may otherwise be provided by contract approved by the board of trustees, no holder of shares of the Fund shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of the Fund or any other security of the Fund which it may issue or sell.

Section 4.5 Appraisal Rights. Except as may be provided by the board of trustees in setting the terms of any class or series of Preferred Shares and except as contemplated by the DGCL, no shareholder of the Fund shall be entitled to exercise appraisal rights in connection with any transaction.

Section 4.6 Determinations by Board of Trustees. To the fullest extent permitted by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of trustees consistent with this Declaration of Trust shall be final and conclusive and shall be binding upon the Fund and every shareholder: the amount of the net income of the Fund for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of the Fund; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Fund or any shares of the Fund; the shares of any class of the Fund;

any matter relating to the acquisition, holding and disposition of any assets by the Fund; any conflict between the Statutory Trust Act, the DGCL and the provisions set forth in the North American Securities Administrators Association (“NASAA”) Omnibus Guidelines; or any other matter relating to the business and affairs of the Fund or required or permitted by applicable law, this Declaration of Trust or the Bylaws or otherwise to be determined by the board of trustees; and provided that to the extent the board of trustees determines that the Statutory Trust Act or the DGCL conflicts with the provisions set forth in the NASAA Omnibus Guidelines, NASAA Omnibus Guidelines control to the extent any provisions of the Statutory Trust Act are not mandatory.

ARTICLE V

SHARES

Section 5.1 Authorized Shares. The Fund has authority to issue 500,000,000 shares, of which 450,000,000 shares are classified as common shares, $0.001 par value per share (“Common Shares”), and 50,000,000 shares are classified as Preferred Shares, $0.001 par value per share (“Preferred Shares”). The aggregate par value of all authorized shares having par value is $500,000. All shares shall be fully paid and nonassessable when issued, and the Fund shall not make any mandatory Assessment against any shareholder beyond such shareholder’s subscription commitment. A majority of the entire board of trustees, including a majority of the independent trustees, without any action by the shareholders of the Fund, may amend this Declaration of Trust from time to time to increase or decrease the aggregate number of shares, or the number of shares of any class or series that the Fund has authority to issue.

Section 5.2 Common Shares. Each Common Share shall entitle the holder thereof to one vote. Except as otherwise provided in this Declaration of Trust, and subject to the express terms of any class or series of Preferred Shares, holders of Common Shares shall have the exclusive right to vote on all matters as to which a shareholder is entitled to vote pursuant to applicable law at all meetings of shareholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up, the aggregate assets available for distribution to holders of Common Shares shall be determined in accordance with applicable law and this Declaration of Trust. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. The board of trustees, including a majority of the independent trustees, may classify or reclassify any unissued shares of Common Shares from time to time, in one or more classes or series of Common Shares or Preferred Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations, or to dividends, qualifications, or terms or conditions of redemption of the shares.

Section 5.3 Preferred Shares. The board of trustees, including a majority of the independent trustees, may classify or reclassify any unissued Preferred Shares from time to time, in one or more classes or series of Preferred Shares by setting or changing the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof.  The classification or reclassification of any class or series of Preferred Shares shall be effective upon the adoption of a resolution by the board of trustees, including a majority of the independent trustees, setting forth such relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of the Shares of such class or series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption of such class or series including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution.  Upon the classification or reclassification of any such class or series, an appendix shall be attached to this Declaration of Trust (identified as a certificate of designation) to reflect the classification or reclassification of such class or series and the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption thereof, which terms shall be deemed part of the governing instrument of the Fund; provided that attachment of an appendix hereto shall not be a condition precedent to the establishment of any class or series in accordance with this Declaration of Trust.

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the board of trustees by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of shares of the Fund; (b) specify the number of shares to be included in the class or series; and (c) set or change, subject to the express terms of any class or series of shares of the Fund outstanding at the time, the preferences, covenants or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions qualifications and terms and conditions of redemption for each class or series thereof.  Any of the terms of any class or series of shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside this Declaration of Trust (including determinations by the board of trustees or other facts or events within the control of the Fund) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of shares is clearly and expressly set forth in the resolution or other instrument establishing any such class or series.

Section 5.5 Deferred Payments. The Fund shall not have authority to make arrangements for deferred payments on account of the purchase price of the Fund’s shares unless all of the following conditions are met: (a) such arrangements are warranted by the Fund’s investment objectives; (b) the period of deferred payments coincides with the anticipated cash needs of the Fund; (c) the deferred payments shall be evidenced by a promissory note of the shareholder, which note shall be with recourse, shall not be negotiable, shall be assignable only subject to defenses of the maker and shall not contain a provision authorizing a confession of judgment and (d) selling commissions and Front End Fees paid upon deferred payments are payable when payment is made on the note. The Fund shall not sell or assign the deferred obligation notes at a discount. In the event of default in the payment of deferred payments by a shareholder, the shareholder may be subjected to a reasonable penalty.

Section 5.6 Distributions.

(a) Any investment advisory agreement with the Adviser shall provide that the Adviser shall cause the Fund to provide for adequate reserves for normal replacements and contingencies (but the Fund shall not be required to maintain reserves for payment of fees payable to the Adviser) by causing the Fund to retain a reasonable percentage of proceeds from offerings and revenues.

(b) From time to time and not less than quarterly, the Fund shall cause the Adviser to review the Fund’s accounts to determine whether cash distributions are appropriate. The Fund may, subject to authorization by the board of trustees, distribute pro rata to the shareholders funds received by the Fund which the Adviser deems unnecessary to retain in the Fund. The board of trustees may authorize the Fund to declare and pay to shareholders such dividends or distributions, in cash or, subject to the provisions of this Section 5.6(b), other assets of the Fund or in securities of the Fund or from any other source as the board of trustees in its discretion shall determine. The board of trustees shall endeavor to authorize the Fund to declare and pay such dividends and distributions (i) as shall be necessary for the Fund to qualify as a “Regulated Investment Company” under the Code and under the 1940 Act, and (ii) to the extent that the board of trustees deems it unnecessary for the Fund to retain funds received by it; provided, however, that in each case, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the board of trustees. The exercise of the powers and rights of the board of trustees pursuant to this Section 5.6 shall be subject to the provisions of any class or series of shares at the time outstanding. The receipt by any person in whose name any shares are registered on the records of the Fund or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Fund and the liquidation of its assets in accordance with the terms of this Declaration of Trust or distributions in which (i) the board of trustees advises each shareholder of the risks associated with direct ownership of the property, (ii) the board of trustees offers each shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those shareholders that accept such offer.

Section 5.7 Declaration of Trust and Bylaws. All persons who shall acquire shares in the Fund shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws. The board of trustees of the Fund shall have the exclusive power to make, alter, amend or repeal the Bylaws.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 6.1 Amendments Generally. Subject to Section 6.2 hereof, the board of trustees reserves the right, without any vote of shareholders, from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding shares.

Section 6.2 Approval of Certain Declaration of Trust Amendments. Notwithstanding the provisions of Section 6.1 hereof, the affirmative vote of the holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter shall be necessary to effect:

(a) Any amendment to this Declaration of Trust to make the Common Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and

(b) Any amendment to Section 4.2, Section 4.6, Section 6.1 or this Section 6.2.

Section 6.3 Execution of Amendments.  Upon obtaining such approvals required by this Declaration of Trust and the Bylaws and without further action or execution by any other Person, including the Delaware Trustee or any shareholder, (i) any amendment to this Declaration of Trust may be implemented and reflected in a writing executed solely by the requisite members of the board of trustees, and (ii) the Delaware Trustee and the shareholders shall be deemed a party to and bound by such amendment of this Declaration of Trust; provided, however, the Delaware Trustee’s signature shall be required on any amendment that would affect the Delaware Trustee.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 7.1 Limitation of Shareholder Liability.  Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL.

Section 7.2 Limitation of Trustee and Officer Liability. To the fullest extent permitted by Delaware law, subject to any limitation set forth under the federal securities laws, or in this Article VII, no trustee or officer of the Fund shall be liable to the Fund or its shareholders for money damages.

Section 7.3

(a) Indemnification. Subject to any limitations set forth in paragraph (b) or (c) below or, with respect to the advancement of expenses, Section 7.4, the Fund shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Fund (each such person an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. The Fund may, with the approval of the board of trustees or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Fund in any of the capacities described in (i) or (ii) above and to any employee or agent of the Fund or a predecessor of the Fund. The board of trustees may take such action as is necessary to carry out this Section 7.3(a).

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Fund shall not provide for indemnification of an Indemnitee pursuant to paragraph (a) for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i) The Fund has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Fund.

(ii) The Indemnitee was acting on behalf of or performing services for the Fund.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is the Adviser or an affiliate of the Adviser, or an officer of the Fund, the Adviser or an affiliate of the Adviser or (B) gross negligence or willful misconduct, in the case that the Indemnitee is a trustee of the Fund (and not also an officer of the Fund, the Adviser or an affiliate of the Adviser).

(iv) Such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

Notwithstanding the foregoing, this paragraph (b) and paragraph (c) below shall apply to the Adviser and its affiliates only so long as the shares of the Fund are not listed on a national securities exchange.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above, the Fund shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee pursuant to paragraph (a) unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 7.4 Payment of Expenses. The Fund shall pay or reimburse reasonable legal expenses and other costs incurred by a trustee, an officer, the Adviser or any Affiliate of the Adviser in advance of final disposition of a proceeding if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) such Person provides the Fund with written affirmation of such Person’s good faith belief that the standard of conduct necessary for indemnification by the Fund as authorized by Section 7.3 hereof has been met, (c) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (d) such Person provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, in cases in which such Person is found not to be entitled to indemnification.

Section 7.5 Express Exculpatory Clauses in Instruments. Neither the shareholders nor the trustees, officers, employees or agents of the Fund shall be liable under any written instrument creating an obligation of the Fund by reason of their being shareholders, trustees, officers, employees or agents of the Fund, and all Persons shall look solely to the Fund’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, trustee, officer, employee or agent liable thereunder to any third party, nor shall the trustees or any officer, employee or agent of the Fund be liable to anyone as a result of such omission.

Section 7.6 Limitation on Indemnification. As required under the 1940 Act, no provision of this Article VII shall be effective to protect or purport to protect any trustee or officer of the Fund against liability to the Fund or its shareholders to which he or she would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 7.7 Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of this Declaration of Trust or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 7.8 Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which a trustee or officer may be entitled under the bylaws, a resolution of shareholders or trustees, an agreement or otherwise.

ARTICLE VIII

ADVISER

Section 8.1 Supervision of Adviser.

(i) The board of trustees may exercise broad discretion in allowing the Adviser to administer and regulate the operations of the Fund, to act as agent for the Fund, to execute documents on behalf of the Fund and to make executive decisions that conform to general policies and principles established by the board of trustees. The board of trustees shall monitor the Adviser to assure that the administrative procedures, operations and programs of the Fund are in the best interests of the shareholders and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Fund, its net assets and its net income, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to Investment in Program Assets shall be at least 82%. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Fund, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(ii) The board of trustees is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Fund and that the provisions of the Investment Advisory and Administrative Services Agreement entered into with the Adviser (the “Advisory Agreement”) are being carried out. The board of trustees may consider all factors that they deem relevant in making these determinations. So long as the Fund is a business development company under the 1940 Act, compensation to the Adviser shall be considered presumptively reasonable if the incentive fee is limited to the participation in net gains allowed by the 1940 Act.

Section 8.2 Fiduciary Obligations. Any investment advisory agreement with the Adviser shall provide that the Adviser have a fiduciary responsibility and duty to the Fund and to the shareholders (unless provided otherwise in such agreement, neither the power of direction of the Adviser nor the exercise thereof by any person shall cause such person to have duties, including fiduciary duties, or liabilities relating thereto to the Fund or any shareholder). The chief executive officer and chief investment officer of the Adviser shall have at least three years’ relevant experience demonstrating the knowledge and experience to acquire and manage the type of assets being acquired and shall have not less than four years relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed. The board of trustees shall determine whether any successor Adviser possesses sufficient qualifications to perform the advisory function for the Fund and whether the compensation provided for in its contract with the Fund is justified.

Section 8.3 Termination. The Advisory Agreement shall provide that it is terminable by (a) a majority of the independent trustees on 60 days’ written notice or (b) the Adviser on 120 days’ written notice, in each case without cause or penalty, and in each case the Adviser will cooperate with the Fund and the board of trustees in making an orderly transition of the advisory function.

Section 8.4 Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the board of trustees, the Fund shall reimburse the Adviser and its Affiliates for Organization and Offering Expenses incurred by the Adviser or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 8.1.

Section 8.5 Acquisition Fees. Unless otherwise provided in any resolution adopted by the board of trustees, the Fund may pay the Adviser and its Affiliates fees for the review and evaluation of potential investments; provided, however, that the board of trustees shall conclude that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable.

Section 8.6 Reimbursement for Expenses. Unless otherwise provided in any resolution adopted by the board of trustees, the Fund may reimburse the Adviser, at the end of each fiscal quarter, for actual cost of goods and services used for or by the Fund and obtained from Persons other than the Adviser’s Affiliates. The Adviser may be reimbursed for the administrative services necessary to the prudent operation of the Fund; provided, the reimbursement shall be the lower of the Adviser’s actual cost or the amount the Fund would be required to pay Persons other than the Adviser’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Fund on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.

Section 8.7 Reimbursement Limitations. The Fund shall not reimburse the Adviser or its Affiliates for services for which the Adviser or its Affiliates are entitled to compensation in the form of a separate fee. Excluded from the allowable reimbursement shall be: (a) rent or depreciation, utilities, capital equipment, other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of the Adviser. For purposes of this Section 8.7, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the board of trustees, or any person who holds more than 10% of the Adviser’s equity securities or who has the power to control the Adviser.

ARTICLE IX

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1 Investment Objectives. The Fund’s investment objectives are to generate current income and long-term capital appreciation. The independent trustees shall review the investment policies of the Fund with sufficient frequency (not less often than annually) to determine that the policies being followed by the Fund are in the best interests of its shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of trustees.

Section 9.2 Investments in Other Programs

(a) The Fund shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Fund, alone or together with any publicly registered Affiliate of the Fund meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Adviser be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Fund from carrying out its business of investing and reinvesting its assets in securities of other issuers. For purposes of this Section, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.

(b) The Fund shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Fund if all of the following conditions are met: (i) the Affiliate and the Fund have substantially identical investment objectives; (ii) there are no duplicate fees to the Adviser; (iii) the compensation payable by the general partnership or joint venture to the Advisers in each Fund that invests in such partnership or joint venture is substantially identical; (iv) each of the Fund and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Fund and its Affiliate is on substantially the same terms and conditions and (vi) any prospectus of the Fund in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Fund nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Fund or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(c) The Fund shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Fund only if all of the following conditions are met: (i) the investment is necessary to relieve the Adviser from any commitment to purchase the assets entered into in compliance with Section 10.1 prior to the closing of the offering period of the Fund; (ii) there are no duplicate fees to the Adviser; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Fund has a right of first refusal to buy if the Adviser wishes to sell assets held in the joint venture and (v) any prospectus of the Fund in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Fund may be structured to conduct operations through separate single-purpose entities managed by the Adviser (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Fund, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering expenses, fees payable to the Adviser, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Adviser, the Fund and the shareholders and (iii) there will be no diminishment in the voting rights of the shareholders.

(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Fund shall not invest in general partnerships or joint ventures with Affiliates.

(f) The Fund shall be permitted to invest in general partnership interests of limited partnerships only if the Fund, alone or together with any publicly registered Affiliate of the Fund meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Adviser is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Adviser, and the agreement of limited partnership or other applicable agreement complies with this Section 9.2.

Section 9.3 Other Goods or Services

(a) In addition to the services to be provided under the Advisory Agreement, the Fund may accept goods or other services provided by the Adviser in connection with the operation of assets, provided that (i) the Adviser, as a fiduciary, determines such self-dealing arrangement is in the best interest of the Fund; (ii) the terms pursuant to which all such goods or services are provided to the Fund by the Adviser shall be embodied in a written contract, the material terms of which must be fully disclosed to the shareholders; (iii) the contract may only be modified with approval of holders of a majority of the outstanding voting securities of the Fund and (iv) the contract shall contain a clause allowing termination without penalty on 60 days’ notice. Without limitation to the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (i) the Adviser must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least 33% of the Adviser’s associated gross revenues must come from persons other than its Affiliates; (ii) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Adviser and its Affiliates in the same geographic location who provide comparable goods or services which could reasonably be made available to the Fund; and (iii) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully disclosed to the shareholders. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Adviser and its Affiliates.

(b) Notwithstanding the foregoing clause (a), if the Adviser is not engaged in the business to the extent required by such clause, the Adviser may provide to the Fund other goods and services if all of the following additional conditions are met: (i) the Adviser can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Adviser and its Affiliates in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Adviser on behalf of the Fund in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws and (iv) expenses are allocated in accordance with generally accepted accounting principles and are made subject to any special audit required by applicable federal and state securities laws.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1 Sales and Leases to the Fund. The Fund shall not purchase or lease assets in which the Adviser or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders either in a periodic report filed with the SEC or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to the Fund and at a price not to exceed the lesser of cost or fair market value as determined by an Independent Expert. Notwithstanding anything to the contrary in this Section 10.1, the Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Fund, or the completion of construction of the assets, provided that all of the following conditions are met: (a) the assets are purchased by the Fund at a price no greater than the cost of the assets to the Adviser; (b) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Fund and (c) there are no other benefits arising out of such transaction to the Adviser.

Section 10.2 Sales and Leases to the Adviser, Trustees or Affiliates. The Fund shall not sell assets to the Adviser or any Affiliate thereof unless such sale is duly approved by the holders of a majority of the outstanding voting securities of the Fund. The Fund shall not lease assets to the Adviser or any trustee or Affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders either in a periodic report filed with the SEC or otherwise and (b) the terms of the transaction are fair and reasonable to the Fund.

Section 10.3 Loans. Except for the advancement of funds pursuant to Sections 7.3 and 7.4, no loans, credit facilities, credit agreements or otherwise shall be made by the Fund to the Adviser or any Affiliate thereof.

Section 10.4 Commissions on Financing, Refinancing or Reinvestment. The Fund shall not pay, directly or indirectly, a commission or fee to the Adviser or any Affiliate thereof (except as otherwise specified in this Article X) in connection with the reinvestment of cash flow from operations and available reserves or of the proceeds of the resale, exchange or refinancing of assets.

Section 10.5 Other Transactions. The Fund shall not engage in any other transaction with the Adviser or a trustee or Affiliate thereof unless (a) such transaction complies with the NASAA Omnibus Guidelines and all applicable law and (b) a majority of the trustees (including a majority of the independent trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Fund and on terms and conditions not less favorable to the Fund than those available from non-Affiliated third parties.

Section 10.6. Lending Practices. On financing made available to the Fund by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser shall not impose a prepayment charge or penalty in connection with such financing and the Adviser shall not receive points or other financing charges. The Adviser shall be prohibited from providing permanent financing for the Fund. For purposes of this Section 10.6, “permanent financing” shall mean any financing with a term in excess of 12 months.

ARTICLE XI

SHAREHOLDERS

Section 11.1 Voting Rights of Shareholders. Subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations, upon a vote by the holders of a majority of the shares entitled to vote on a matter, shareholders may direct that the board of trustees cause the Fund to: (a) remove the Adviser and elect a new Adviser; (b) dissolve the Fund; (c) approve or disapprove the sale of all or substantially all of the assets of the Fund when such sale is to be made other than in the ordinary course of the Fund’s business; or (d) cause the merger or other reorganization of the Fund. Without approval of holders of a majority of shares entitled to vote on the matter, the Fund shall not permit the Adviser to: (a) amend the Advisory

Agreement except for amendments that do not adversely affect the interests of the shareholders; (b) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders; (c) appoint a new adviser; or (d) sell all or substantially all of the Fund’s assets when such sale is to be made other than in the ordinary course of the Fund’s business. With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the shareholders regarding the removal of the Adviser or regarding any transaction between the Fund and the Adviser. In determining the existence of the requisite percentage of the Fund’s shares entitled to vote on the matter and necessary to approve a matter on which the Adviser may not vote or consent pursuant to this Section 11.1, any of the Fund’s shares entitled to vote on the matter and owned by the Adviser shall not be included.

Section 11.2 Voting Limitations on Shares Held by the Adviser, Trustees and Affiliates. With respect to shares owned by the Adviser, any trustee, or any of their Affiliates, neither the Adviser, nor such trustee(s), nor any of their Affiliates may vote or consent on matters submitted to the shareholders regarding the removal of the Adviser, such trustee(s) or any of their Affiliates or any transaction between the Fund and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Adviser, such trustee(s) and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

Section 11.3 Right of Inspection. Any shareholder and any designated representative thereof shall be permitted access to the records of the Fund to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Fund’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. Information regarding shareholders’ right to access to the Fund’s records pertaining to its shareholders is set forth in the Bylaws.

Section 11.4 Reports.

(a) The trustees, including the independent trustees, shall take reasonable steps to ensure that the Fund shall cause to be prepared and mailed or delivered by any reasonable means, including an electronic medium, to each shareholder as of a record date after the end of the fiscal year and each holder of other publicly held securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the commencement of the Fund’s initial public offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) a report of the activities of the Fund during the period covered by the report; and (iii) where forecasts have been provided to the shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (iv) a report setting forth distributions to shareholders for the period covered thereby and separately identifying distributions from: (A) cash flow from operations during the period, (B) cash flow from operations during a prior period which have been held as reserves, (C) proceeds from disposition of assets; and (D) reserves from the gross proceeds. Such annual report must also contain a breakdown of the costs reimbursed to the Adviser. The trustees shall take reasonable steps to ensure that, (i) within the scope of the annual audit of the Adviser’s financial statements, the independent certified public accountants preparing such annual report will issue a special report on the allocation of such costs to the Fund in accordance with the Advisory Agreement, (ii) the special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, (iii) the additional costs of such special report will be itemized and may be reimbursed to the Adviser by the Fund in accordance with this Section only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above, (iv) the special report shall at minimum provide: a review of the time records of individual employees, the costs of whose services were reimbursed; and a review of the specific nature of the work performed by each such employee, and (v) the prospectus, prospectus supplement or periodic report as filed with the SEC shall disclose in tabular form an itemized estimate of such proposed expenses for the next fiscal year together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

(b) The trustees, including the independent trustees, shall take reasonable steps to ensure that the Fund shall cause to be prepared and mailed or delivered to each shareholder within 60 days after the end of each fiscal quarter of the Fund, a report containing the same financial information contained in the Fund’s Quarterly Report on Form 10-Q filed by the Fund under the Securities Exchange Act of 1934, as amended.

(c) The trustees, including the independent trustees, shall take reasonable steps to ensure that the Fund shall cause to be prepared and mailed or delivered within 75 days after the end of each fiscal year of the Fund to each Person who was at any time during such fiscal year a shareholder all information necessary for the preparation of the shareholders’ federal income tax returns.

(d) If shares have been purchased on a deferred payment basis, on which there remains an unpaid balance during any period covered by any report required by subsections (a) and (b) above; then such report shall contain a detailed statement of the status of all deferred payments, actions taken by the Fund in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Fund.

ARTICLE XII

ROLL-UP TRANSACTIONS

Section 12.1 Roll-up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Fund’s assets shall be obtained from a competent Independent Expert. The Fund’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to shareholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of the net assets of the Fund.

The Fund is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the shareholders having voting rights in a Roll-Up Entity that are less than the rights provided for in the second sentence of Section 11.1 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section 11.3 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Fund if the Roll-Up Transaction is rejected by the shareholders.

ARTICLE XIII

DEFINITIONS

As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses. The term “Acquisition Expenses” shall mean any and all expenses incurred by the Fund, the Adviser, or any Affiliate of either in connection with the initial purchase or acquisition of assets by the Fund, including, without limitation, legal fees and expenses, travel and communications expenses, accounting fees and expenses, any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

Acquisition Fee. The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Fund or the Adviser) in connection with the initial purchase or acquisition of assets by the Fund. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

Adviser.  The term “Adviser” shall mean FS Investment Advisor, LLC, the Fund’s investment adviser, or any successor to FS Investment Advisor, LLC.

Affiliate or Affiliated. The term “Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, trustee, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, trustee, trustee or general partner.

Assessment.  The term “Assessment” shall mean any additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a shareholder beyond his or her subscription commitment excluding deferred payments.

Beneficial Ownership. The term “Beneficial Ownership” (unless indicated otherwise) shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Capital Contributions. The term “Capital Contributions” shall mean the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan, in the Fund by a shareholder or by all shareholders, as the case may be. Unless otherwise specified, Capital Contributions shall be deemed to include principal amounts to be received on account of deferred payments.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

Front End Fees. The term “Front End Fees” shall mean fees and expenses paid by any party for any services rendered to organize the Fund and to acquire assets for the Fund, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Sponsor.

Independent Expert. The term “Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

Investment in Program Assets. The term “Investment in Program Assets” shall mean the amount of Capital Contributions actually paid or allocated to the purchase or development of assets acquired by the Fund (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

Organization and Offering Expenses. The term “Organization and Offering Expenses” shall mean any and all costs and expenses incurred by and to be paid from the assets of the Fund in connection with the formation, qualification and registration of the Fund, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Roll-Up Entity. The term “Roll-Up Entity” shall mean a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Fund and the issuance of securities of a Roll-Up Entity to the shareholders. Such term does not include:

(a) a transaction involving securities of the Fund that have been for at least twelve months listed on a national securities exchange; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) shareholders’ voting rights;

(ii) the term of existence of the Fund;

(iii) Sponsor or Adviser compensation; or

(iv) the Fund’s investment objectives.

Sponsor. The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Fund, (ii) will control, manage or participate in the management of the Fund, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Fund, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Fund in connection with the founding or organizing of the business of the Fund, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Fund, (vi) possesses significant rights to control assets, (vii) receives fees for providing services to the Fund which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Fund on a basis which was not negotiated at arm’s-length with the Fund. “Sponsor” does not include any Person whose only relationship with the Fund is that of an independent manager of the assets and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

ARTICLE XIV

MISCELLANEOUS

Section 14.1         Duration.  The Fund shall continue perpetually unless dissolved (i) by the board of trustees with the approval of a majority of the shareholders entitled to vote or (ii) pursuant to the terms of this Declaration of Trust or any applicable provision of the Statutory Trust Act.

Section 14.2         Liquidation.  Upon dissolution of the Fund, the board of trustees shall cause the Fund to liquidate and wind-up in a manner consistent with Section 3808 of the Statutory Trust Act.

Section 14.3         Termination of the Trust.  Upon dissolution and the completion of the winding up of the affairs of the Fund, the Fund shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more trustees of a certificate of cancellation of the certificate of trust of the Fund.

Section 14.4         Governing Law.  This Declaration of Trust and the Bylaws shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements to be made and performed entirely in said State; provided, however, that there shall not be applicable to the Fund, the board of trustees, the Delaware Trustee or this Declaration of Trust or the Bylaws any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts (other than the Statutory Trust Act) that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in this Declaration of Trust.  Section 3540 of Title 12 of the Statutory Trust Act shall not apply to the Fund.

Section 14.5         Exclusive Forum.  To the fullest extent permitted by law, including Section 3804(e) of the Statutory Trust Act, and unless the Fund consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Fund, (ii) any action asserting a claim of breach of a fiduciary duty owed by any trustee or officer of the Fund or the Fund’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Statutory Trust Act, the DGCL or the Fund’s Declaration of Trust or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Section 14.6         Agreement to be Bound.  EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS DECLARATION OF TRUST AND THE BYLAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS DECLARATION OF TRUST AND THE BYLAWS.

Section 14.7         Provisions in Conflict with Law or Regulations.

(a)           If and to the extent that any provision of the Statutory Trust Act, the DGCL or any provision of this Declaration of Trust or Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of this Declaration of Trust or the Bylaws or render invalid or improper any action taken or omitted prior to such determination.

(b)           If any provision of this Declaration of Trust or the Bylaws shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall, not in any manner affect such provision in any other  jurisdiction or any other provision of this Declaration of

Trust or the Bylaws in any jurisdiction.

IN WITNESS WHEREOF, the trustees have caused this Declaration of Trust to be signed on September     , 2010.

TRUSTEES:

Name: Michael C. Forman

Name: David J. Adelman

Name: Thomas S. Gravina

Name: Gregory P. Chandler

Name: Michael Heller

Name: [Independent Trustee]

Name: [Independent Trustee]

DELAWARE TRUSTEE:

WILMINGTON TRUST COMPANY

By:
Name:
Title: